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                                                                 EXHIBIT 23.1

                                [LETTERHEAD]



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this registration statement of First Place Financial Corporation and subsidiaries on form S-8 of our reports dated February 2, 1996 and May 31, 1996, appearing in the annual report on Form 10-K of First Place Financial Corporation and subsidiaries for the year ended December 31, 1995 and in the annual report on Form 11-K of the First Place Financial Corporation Profit Sharing Plan With 401(k) Provisions for the year ended December 31, 1995, respectively.


                                                [SIGCUT]
                                          CHANDLER & COMPANY, LLP

Farmington, New Mexico
September 17, 1996